EXHIBIT 4

PAR VALUE $.001
CERTIFICATE NUMBER                                                      NUMBER OF SHARES

IMAGITREND INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK                                                                                                                CUSIP NUMBER

This certifies that ________________________ is the owner of ____________________ Fully Paid and Non-Assessable Shares of Common Stock Par Value $.001 Per Share, of Imagitrend, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Date

[CORPORATE SEAL]

____________________________                                               ____________________________
President  Secretary

COUNTERSIGNED:

____________________________
Transfer Agent and Registrar

Attest:_______________________
Authorized Signature